UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BIOATLA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

[●], 2025

To Our Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders, or the Special Meeting, of BioAtla, Inc. on [●] at [●] a.m. Pacific Time. The Special Meeting will be a completely virtual meeting, conducted only via live webcast on the internet at [●]. There will be no physical location for the Special Meeting. You will be able to attend and participate in the Special Meeting online, submit questions during the meeting and vote your shares electronically.

The matters expected to be acted upon at the Special Meeting are described in the Notice of Special Meeting of Stockholders and the proxy statement. The Special Meeting materials include the Notice of Special Meeting of Stockholders, the proxy statement, our annual report and the proxy card, and we expect to mail the Special Meeting materials on or about [●], 2025. We have elected to utilize the “full set delivery” option. We are delivering to all stockholders paper copies of all the Special Meeting materials, including a proxy card, as well as providing access to our Special Meeting materials on a publicly available website. Our Special Meeting materials are available online at https://web.viewproxy.com/BCAB.

Please use this opportunity to take part in our affairs by voting on the business to come before the Special Meeting. Only stockholders of record at the close of business on November 25, 2025 may vote at the Special Meeting and any postponements or adjournments of the meeting. All stockholders are cordially invited to participate in the Special Meeting and any postponements or adjournments of the meeting. However, to ensure your representation at the Special Meeting, please vote as soon as possible by using the internet or telephone, as instructed in the proxy statement and the proxy card. Alternatively, you may follow the procedures outlined in the proxy statement and the proxy card to submit your vote by mail. Returning the proxy card or voting electronically does NOT deprive you of your right to participate in the virtual meeting and to vote your shares for the matters acted upon at the meeting.

Your vote is important. Whether or not you expect to attend and participate in the Special Meeting, we encourage you to vote in advance of the Special Meeting.

Sincerely,

Jay M. Short, Ph.D.

Co-founder, Chief Executive Officer and

Chairman of the Board of Directors

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON [●]: THE PROXY STATEMENT IS AVAILABLE FREE OF CHARGE AT https://web.viewproxy.com/BCAB.

BIOATLA, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

[●], 2025

Time and Date:	[●] at [●] [a.m.] Pacific Time.

Place:	Via live webcast on the internet. You will receive a link by which to join the meeting upon registering to attend. You must register to attend the meeting at http://viewproxy.com/BCAB/2025/htype.asp.

Items of Business:

1.  Approve the potential issuance of 20% or more of the aggregate number of Common Stock issued and outstanding as of November 20, 2025 pursuant to the Pre-Paid Advance Agreements, dated November 20, 2025, by and between BioAtla, Inc. (the “Company”) and each of YA II PN, Ltd., a Cayman Islands exempt limited company (“Yorkville”), Anson Investments Master Fund LP and Anson East Master Fund LP, and the Standby Equity Purchase Agreement, dated November 20, 2025, by and between the Company and Yorkville, pursuant to Nasdaq Listing Rule 5635(d) (the “Stock Issuance Proposal”).

2.  Approve an amendment to our Amended and Restated Certificate of Incorporation (the “Charter”) to, at the discretion of our board of directors, effect a reverse stock split with respect to our issued and outstanding common stock, par value $0.0001 per share (the “Common Stock”), at any time prior to June 30, 2026, at a ratio of 1-for-5 to 1-for-20 (the “Range”), with the ratio within such Range to be determined at the discretion of our board of directors without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”).

3.  Authorize an adjournment or adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Stock Issuance Proposal or the Reverse Stock Split Proposal.

Record Date:	Only holders of record of Common Stock at the close of business on November 25, 2025 are entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof.

Proxy Voting:

With respect to all matters that will come before the meeting, each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held as of the close of business on November 25, 2025, the record date.

Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the internet. The proxy statement and our 2024 Annual Report to stockholders are available at https://web.viewproxy.com/BCAB.

For questions regarding your stock ownership, you may contact us through our Investors/Resources/Contact IR section of our website www.bioatla.com or, if you are a registered holder, contact our transfer agent, Pacific Stock Transfer Company, by telephone at (702) 361-3033 or by email at info@pacificstocktransfer.com.

By Order of the Board of Directors,

Jay M. Short, Ph.D.

Co-founder, Chief Executive Officer and

Chairman of the Board of Directors

i

BIOATLA, INC.

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●]

[●], 2025

INFORMATION ABOUT SOLICITATION AND VOTING

A proxy is solicited on behalf of our board of directors of BioAtla, Inc. (“BioAlta” or the “Company”), for use at BioAtla’s Special Meeting of Stockholders (the “Special Meeting” or “meeting”) to be held on [●] at [●] [a.m.] Pacific Time via live webcast on the internet. You will receive a link by which to join the meeting upon registering to attend. You must register to attend the meeting at http://viewproxy.com/BCAB/2025/htype.asp. References in this proxy statement (the “Proxy Statement”) to “we,” “us,” “our,” “the Company” or “BioAtla” refer to BioAtla, Inc.

Your vote is important. Whether or not you expect to attend and participate in the Special Meeting, we encourage you to vote in advance of the Special Meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

We have elected to utilize the “full set delivery” option. We are delivering to all stockholders paper copies of all of our proxy materials, including a proxy card, as well as providing access to all our proxy materials on a publicly accessible website. On or about [●], 2025, we expect to mail our proxy materials to our stockholders of record at the close of business on November 25, 2025. Our proxy materials, including this Proxy Statement, form of proxy card, and Annual Report on Form 10-K for the year ended December 31, 2024 are available online at https://web.viewproxy.com/BCAB.

This Proxy Statement and the accompanying proxy card direct stockholders as to the date and the time of the Special Meeting and information on how to participate in and vote at the meeting; the matters to be acted upon at the meeting and our board of directors’ recommendations with regard to each matter; and instructions on how to vote.

QUESTIONS AND ANSWERS ABOUT THE MEETING

The following are answers to some questions that you, as a stockholder, may have regarding the Special Meeting and the proposals to be voted on. The Company urges you to carefully read the remainder of this Proxy Statement because the information in this section does not provide all the information that might be important to you with respect to the Special Meeting and the proposals.

Q:	Why am I receiving these proxy materials?

A:	We are calling the Special Meeting to seek approval of our stockholders:

1.

To approve the potential issuance of 20% or more of the aggregate number of our common stock, par value $0.0001 per share (“Common Stock”), issued and outstanding as of November 20, 2025 pursuant to the Pre-Paid Advance Agreements, dated November 20, 2025 (the “PPAs”), by and between the Company and each of YA II PN, Ltd., a Cayman Islands exempt limited company (“Yorkville”), Anson Investments Master Fund LP and Anson East Master Fund LP (collectively, the “Investors”), and the Standby Equity Purchase Agreement, dated November 20, 2025 (the “SEPA” and collectively with the PPAs, the “Agreements”), by and between the Company and Yorkville, pursuant to Nasdaq Listing Rule 5635(d) (the “Stock Issuance Proposal” or “Proposal One”);

2.

To approve an amendment to our Amended and Restated Certificate of Incorporation (the “Charter”) to, at the discretion of our board of directors, effect a reverse stock split with respect to our issued and outstanding Common Stock, at any time prior to June 30, 2026, at a ratio of 1-for-5 to 1-for-20 (the “Range”), with the ratio within such Range to be determined at the discretion of our board of directors without further approval or authorization of our stockholders (such action is referred to herein as the “Reverse Stock Split” and such proposal is referred to herein as the “Reverse Stock Split Proposal” or “Proposal Two”); and

3.

To consider and vote upon an adjournment or adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Stock Issuance Proposal or the Reverse Stock Split Proposal (the “Adjournment Proposal” or “Proposal Three”).

The form of amendment implementing the Reverse Stock Split Proposal is attached to this Proxy Statement as Annex A.

Q:	How does the board of directors recommend I vote on these proposals?

A:	Our board of directors recommends that you vote your shares:

•	“FOR” the Stock Issuance Proposal (Proposal One);

•	“FOR” the Reverse Stock Split Proposal (Proposal Two); and

•	“FOR” the Adjournment Proposal (Proposal Three).

Q:	Why does the Company support the Stock Issuance Proposal?

A:

Under Nasdaq Listing Rule 5635(d), stockholder approval is required prior to certain issuances of common stock or securities convertible into or exchangeable for common stock at a price that is less than the lower of (i) the Nasdaq Official Closing Price immediately preceding the signing of the binding agreement or (ii) the average Nasdaq Official Closing Price of the common stock for the five trading days immediately preceding the signing of the binding agreement, if such issuance equals 20% or more of the common stock or voting power of the issuer outstanding before the transaction.

Until the Stock Issuance Proposal is approved by our stockholders, the Company may not sell and the Investors may not purchase, below the Minimum Price, more than an aggregate of 11,752,538 shares of Common Stock, which represents 19.99% of the aggregate number of shares of outstanding Common Stock as of November 20, 2025 (the “Effective Date”) under the Agreements (the “Exchange Cap”). The Exchange Cap does not apply to the extent that the Company’s stockholders have approved issuances in excess of the Exchange Cap. Stockholder approval of the Stock Issuance Proposal will constitute stockholder approval for purposes of Nasdaq Listing Rule 5635(d). The Company has agreed, pursuant to the PPAs, to use its commercially reasonable efforts to solicit such stockholder approval.

Our board of directors has determined that the Agreements are in the best interests of us and our stockholders because the ability to issue shares of our Common Stock in excess of the Exchange Cap provides us with a reliable source of capital for working capital and general corporate purposes.

Q:	What will happen if the Stock Issuance Proposal is not approved?

A:

The failure of our stockholders to approve the Stock Issuance Proposal will prevent us from selling, at less than the Minimum Price, shares of Common Stock to the Investors in excess of the Exchange Cap. If the Stock Issuance Proposal is not approved, we will be limited in the amount of capital we can access pursuant to the Agreements. If we are unable to fully convert the outstanding balances of the Pre-Paid Advances into shares of our Common Stock, we will be required to repay such balances in cash, plus any accrued and unpaid interest (if any), and a 10% payment premium. This may impair our working capital and our ability to fund capital expenditures, operating expenses and the selective pursuit of business development opportunities, including continued clinical investment. Should the proposal fail to receive approval from the stockholders, the Company may be compelled to explore alternative financing options that are less advantageous and potentially more dilutive.

Q:	Why does the Company support the Reverse Stock Split Proposal?

A:

As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 22, 2025, on September 9, 2025, the Company presented to the Nasdaq Hearing Panel (the “Panel”) its plan (the “Compliance Plan”) to regain and sustain compliance with the Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”) and Nasdaq Listing Rule 5450(b)(1)(A) (the “Minimum Stockholders’ Equity Requirement”). On September 16, 2025, the Company received a written notification from the Panel confirming that the Panel granted the Company’s request for continued listing on The Nasdaq Stock Market (“Nasdaq”), provided that the Company, (i) on or before September 26, 2025, files an application with the Listing Qualifications department to transfer to The Nasdaq Capital Market; (ii) on or before December 31, 2025, demonstrates compliance with the Minimum Stockholders’ Equity Requirement; and (iii) on or before February 2, 2026 (the “Nasdaq Compliance Deadline”), demonstrates compliance with the Minimum Bid Price Requirement.

The primary goal of the Reverse Stock Split Proposal is to increase the per share market price of our Common Stock and trade above the $1.00 minimum threshold in the long term. If the Reverse Stock Split is successful and if we can maintain a trading price above $1.00 for at least ten (10) consecutive trading days, then we expect to be able to regain compliance with the Minimum Bid Price Requirement and maintain our listing on The Nasdaq Capital Market. There can be no assurance, however, that even if the Reverse Stock Split is effected, that we will ultimately regain compliance with the Minimum Bid Price Requirement and all other applicable requirements for continued listing on The Nasdaq Capital Market or that our Common Stock will not be delisted from The Nasdaq Capital Market.

Maintaining our Nasdaq listing as a publicly listed company has numerous benefits to the Company, including, among others, benefits relating to our ability to procure more financing for ongoing operations, our ability to further our business strategy and our ability to attract more investor and business partner interest, among others.

In addition, the Company believes the Reverse Stock Split Proposal will enable the Company to improve trading liquidity by increasing the price per share of our Common Stock, which could enable a broader range of institutions to invest in our Common Stock. In particular, we believe many institutional traders are discouraged or prevented from investing in equity stocks with a price below a certain threshold. Greater interest in our Common Stock should promote greater liquidity for our stockholders.

Q:	What will happen if the Reverse Stock Split Proposal is not approved?

A:

If we are unable to obtain approval of the Reverse Stock Split Proposal, and we are not otherwise able to increase our stock price to above $1.00 and maintain such price for at least ten (10) consecutive trading days before the Nasdaq Compliance Deadline, then we will be put into delisting proceedings by Nasdaq. If we are delisted, it would impede the liquidity of our Common Stock and limit our ability to carry out our business plan and strategies, which may cause the loss of significant business opportunities or prevent the advancement of our product candidates or completion of clinical trials, any of which could adversely affect our financial performance, growth and ability to continue our operations. In addition, if we are unable to obtain approval of the Reverse Stock Split Proposal, we may consider strategic alternatives to strengthen our liquidity position. These alternatives may include (subject to market conditions) capital markets transactions, repurchases, redemptions, the potential sale of assets and businesses and/or other strategic transactions and/or other measures. These alternatives involve significant uncertainties, potential significant delays, costs and other risks, and there can be no assurance that any of these alternatives will be available on acceptable terms, or at all, in the current market environment or in the foreseeable future.

Q:	Who may vote at the Special Meeting?

A:

Stockholders of record as of the close of business on November 25, 2025, or the Record Date, are entitled to receive notice of, to attend and participate, and to vote at the Special Meeting. At the close of business on the Record Date, there were [●] shares of Common Stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If your shares are registered directly in your name with our transfer agent, Pacific Stock Transfer Company, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by BioAtla.

Beneficial Owner of Shares Held in Street Name: Shares Registered in the Name of a Broker or Nominee

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. In most instances, you can do this over the internet, or you may mark, sign, date and mail your voting instruction form using the envelope your broker, bank or other nominee provides. The materials that were sent to you have specific instructions for how to submit your vote and the deadline for doing so. If you would like to revoke your proxy, you must follow the broker, bank or other nominee’s instructions on how to do so.

Because you are not the stockholder of record, you are required to obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Special Meeting.

Q:	How do I vote?

A:

You may vote by telephone or internet, or by returning your proxy card by mail. You may also vote in person at the virtual Special Meeting. To vote, follow the instructions on each proxy card or voting instruction form that you receive. The procedures for voting are as follows:

•	Vote by telephone or through the internet. In order to do so, please follow the instructions shown on your proxy card or voting instruction form;

•

Vote by mail. You may vote by completing, signing, dating and returning your paper proxy in the accompanying postage prepaid envelope. Please allow sufficient time for us to receive your proxy card if you decide to vote by mail; or

•

Virtually at the Special Meeting. If you have properly registered, you may virtually attend and participate in the Special Meeting online by accessing the link provided to you via email, and you may vote your shares electronically at https://AALvote.com/BCAB before the polls close during the Special Meeting. To participate and vote at the Special Meeting, you will need the control number included in your proxy card or voting instruction form. If you are a beneficial owner, you may contact the bank, broker, or other institution where you hold your account if you have questions about obtaining your control number.

Votes submitted by telephone or through the internet must be received by 11:59 p.m. Eastern Time, on [●]. Submitting your proxy, whether by telephone, through the internet, or by mail will not affect your right to vote in person should you decide to attend and participate in the meeting virtually.

Your vote is important. Whether or not you plan to participate in the Special Meeting, we urge you to vote prior to the Special Meeting.

Q:	How do I vote by internet or telephone?

A:

If you wish to vote by internet or telephone, you may do so by following the voting instructions included on your proxy card or voting instruction form. Please have each proxy card or voting instruction form you received in hand when you vote over the internet or by telephone as you will need information specified therein to submit your vote. The giving of such a telephonic or internet proxy will not affect your right to vote in person (as detailed above) should you decide to attend the meeting.

The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Q:	What shares can I vote?

A:

Each share of Common Stock issued and outstanding as of the close of business on November 25, 2025 is entitled to vote on all items being voted on at the meeting. You may vote all shares owned by you as of November 25, 2025, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Q:	How many votes am I entitled to per share?

A:	Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held as the Record Date.

Q:	What is the quorum requirement for the meeting?

A:

The holders of a majority of the voting power of the shares of our Common Stock issued and outstanding and entitled to vote at the Special Meeting as of the Record Date must be present in person or represented by proxy at the Special Meeting in order to hold the Special Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Special Meeting if you are present and vote in person at the Special Meeting or if you have properly submitted a proxy.

Q:	How are abstentions and broker non-votes treated?

A:

Abstentions (i.e., shares present at the Special Meeting and marked “abstain”) are deemed to be shares present or represented by proxy and entitled to vote and are counted for purposes of determining whether a quorum is present. Abstentions will have the same effect as votes against Proposal Two. Abstentions have no effect on Proposal One and Proposal Three.

A broker non-vote occurs when the beneficial owner of shares fails to provide the broker, bank or other nominee that holds the shares with specific instructions on how to vote on any “non-routine” matters brought to a vote at the stockholders meeting. In this situation, the broker, bank or other nominee will not vote on the “non-routine” matter. However, broker non-votes are counted for purposes of determining whether a quorum is present. Proposal One is considered a “non-routine” matter, so a broker could not vote your shares for such proposal without specific instructions.

Note that if you are a beneficial holder, brokers and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. Both Proposal Two and Proposal Three are considered routine matters. Therefore, we do not expect there to be any broker non-votes with respect to both proposals. We encourage you to provide voting instructions to your broker or other nominee whether or not you plan to attend the meeting.

Q:	What is the vote required to approve each proposal?

A:

Stock Issuance Proposal: The votes required to approve the Stock Issuance Proposal will be obtained if the proposal receives the affirmative vote of a majority of the number of votes cast “FOR” and “AGAINST” the proposal.

Reverse Stock Split Proposal: The votes required to approve the Reverse Stock Split Proposal will be obtained if the proposal receives the affirmative vote of two-thirds (2/3) of the shares of our Common Stock outstanding on the Record Date.

Adjournment Proposal: The votes required to approve the Adjournment Proposal will be obtained if the proposal receives the affirmative vote of a majority of the voting power of shares of our Common Stock entitled to vote that are present in person or represented by proxy at the meeting and are voted “FOR” and “AGAINST” the proposal.

Q:	If I submit a proxy, how will it be voted?

A:

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in the Proxy Statement are properly presented at the Special Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Special Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”

Q:	What should I do if I get more than one proxy or voting instruction card?

A:

Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials, proxy cards or voting instruction forms. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction forms you receive relating to our Special Meeting to ensure that all of your shares are voted and counted.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote or the polls closing at the Special Meeting.

If you are the stockholder of record, you may change your vote by:

•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

•	providing a written notice of revocation to BioAtla’s Corporate Secretary at BioAtla, Inc., 11085 Torreyana Road, San Diego, California 92121, prior to your shares being voted; or

•

if you have properly registered, participating in the Special Meeting by accessing the link provided to you via email and voting electronically online at https://AALvote.com/BCAB. Participation alone at the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically vote during the meeting online at https://AALvote.com/BCAB.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to change your vote, you must contact that firm to revoke any prior voting instructions.

Q:	How can I attend the Special Meeting in person?

A:

There is no physical location for the Special Meeting. You are invited to attend the Special Meeting by participating online if you are a stockholder of record or a street name stockholder as of November 25, 2025, the Record Date. See, “How can I participate in the Special Meeting?” below for more details. Please be aware that participating in the Special Meeting will not, by itself, revoke a proxy. See, “Can I change my vote or revoke my proxy?” above for more details.

Q:	How can I participate in the Special Meeting?

A:

The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. If you have properly registered, you will be able to attend and participate in the Special Meeting online and submit your questions during the Special Meeting by accessing the link provided to you via email. You will also be able to vote your shares electronically at the Special Meeting at https://AALvote.com/BCAB. To participate and vote in the Special Meeting, you will need the control number included on your proxy card or voting instruction form.

The meeting webcast will begin promptly at [●] a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at [●] a.m. Pacific Time, and you should allow ample time for the check-in procedures.

Q:	What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

A:

If you encounter any technical difficulties accessing the virtual meeting during the check in or meeting time, please call the technical support number posted at [●]. Technical support will be available starting at [a.m.] Pacific Time on [●].

Q:	Why is the Special Meeting being held only online?

A:

We believe that hosting a virtual meeting will expand access, facilitate stockholder attendance and participation and reduce costs. We have designed the virtual Special Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

Q:	Is there a list of stockholders entitled to vote at the Special Meeting?

A:

The names of stockholders of record entitled to vote will be available for inspection by stockholders of record for 10 days prior to the meeting. If you are a stockholder of record and want to inspect the stockholder list, please send a written request to our Corporate Secretary at BioAtla, Inc., 11085 Torreyana Road, San Diego, California 92121 or by e-mail at investors@bioatla.com to arrange for access to the stockholder list.

Q:	Who will tabulate the votes?

A:	A representative of Alliance Advisors, LLC will serve as the Inspector of Elections and will tabulate the votes at the Special Meeting.

Q:	Where can I find the voting results of the Special Meeting?

A:

We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Special Meeting.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are BioAtla stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or BioAtla that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, BioAtla, Inc., 11085 Torreyana Road, San Diego, California 92121 or (3) contact our Investor Relations department by email at investors@bioatla.com or by phone at (858) 558-0708. Stockholders who receive multiple copies of the proxy statement or annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Q:	What if I have questions about my BioAtla shares or need to change my mailing address?

A:

If you are a stockholder of record, you may contact our transfer agent, Pacific Stock Transfer Company, by telephone at (702) 361-3033 or by email at info@pacificstocktransfer.com or by U.S. mail at 6725 Via Austi Pkwy, Ste. 300, Las Vegas, Nevada, 89119, if you have questions about your BioAtla shares or need to change your mailing address.

If you have any questions about the Special Meeting, the proposals, or the procedures for voting your shares, please contact our proxy solicitor, Alliance Advisors, LLC (in such capacity, the “Proxy Solicitor”), at [●].

Q:	Who is soliciting my proxy and paying for the expense of solicitation?

A:

The proxy for the Special Meeting is being solicited on behalf of our board of directors. We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We have also retained [●] to assist in the solicitation of proxies for the Special Meeting. [We have agreed to pay the Proxy Solicitor a fee of $[●], plus customary out-of-pocket expenses, and will indemnify the Proxy Solicitor and its affiliates against certain claims, liabilities, losses, damages and expenses.] If you choose to access the proxy materials or vote via the internet or by phone, you are responsible for any internet access or phone charges you may incur.

PROPOSAL ONE: ISSUANCE OF COMMON STOCK IN EXCESS OF THE EXCHANGE CAP

Background on the Agreements

On November 20, 2025, the Company entered into the Agreements with the Investors. Pursuant to the SEPA, we have the right, but not the obligation, to sell to Yorkville up to approximately $15.0 million of Common Stock (the “Commitment Amount”) at our request any time during the 36 months following the execution of the SEPA. Pursuant to the PPA, the Investors advanced to us a pre-paid advance in the principal amount of $7.5 million (the “Pre-Paid Advance”) at 95% of the face amount. The Pre-Paid Advance may be repaid in cash or, at each Investor’s option and from time to time, converted into shares (the “PPA Shares”) of the Common Stock. At any time that there is an outstanding balance under the Pre-Paid Advance, the Investors may provide written notice (each, a “Purchase Notice”) requiring the Company to issue and sell PPA Shares to the applicable Investor, with the aggregate purchase price of such shares to be offset against and reduce the amounts outstanding under the applicable Pre-Paid Advance. The price per share for each Purchase Notice equal to the lower of (a) 115% of the daily volume weighted average price (the “VWAP”) of the Common Stock on The Nasdaq Capital Market on the last full trading day immediately prior to the date of such Pre-Paid Advance, or $1.39 (the “Fixed Price”) and (b) 95% of the lowest daily VWAP of the Common Stock on The Nasdaq Capital Market during the seven consecutive trading days immediately preceding the date on which the applicable Investor provides the Purchase Notice to the Company (the “Market Price”), but in no event shall the Market Price be less than 20% of the Nasdaq official closing price immediately prior to the Closing Date, and provided that for any date of Purchase Notice before November 28, 2025, the Market Price shall instead equal to 95% of the lowest daily VWAP during the shorter period commencing on November 18, 2025 and ending on the trading day immediately prior to the date of the applicable Purchase Notice. The Investors may elect to use the Fixed Price in any Purchase Notice even if it is greater or less than the Market Price. As of [●], 2025, the Investors have converted [●] shares of Common Stock under the PPA at a purchase price of $[●] per share. The shares to be issued to the Investors pursuant to the Agreements are aggregated for purposes of Nasdaq Listing Rule 5635.

Pursuant to the SEPA, the Company may direct Yorkville to purchase a specified number of shares of Common Stock (in each case, an “Advance”) by delivering written notice to Yorkville (“Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed the “Maximum Advance Amount,” which is defined in the SEPA as an amount equal to one hundred percent (100%) of the average of the Daily Traded Amount (as defined below) during each of the five (5) consecutive trading days immediately preceding an Advance Notice. The amount of the Advance Notice can be increased by mutual consent of the Company and Yorkville.

The Common Stock purchased pursuant to an Advance delivered by the Company will be purchased at a price equal to 97% of the lowest daily VWAP (as defined below) of the Common Stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the Advance Notice or there is no VWAP on the subject trading day.

The Company may establish a minimum acceptable price in each Advance Notice below which the Company will not be obligated to make any sales to Yorkville. “VWAP” is defined in the SEPA as, for a specified period, the volume weighted average price of the Common Stock on Nasdaq, for such period as reported by Bloomberg L.P. “Daily Traded Amount” is defined in the SEPA as the daily trading volume of the Common Stock on The Nasdaq Capital Market during regular trading hours as reported by Bloomberg L.P.

The Company controls the timing and amount of any sales of shares of Common Stock to Yorkville. Actual sales of shares of Common Stock to Yorkville under the SEPA will depend on a variety of factors to be determined by the Company and its management from time to time, which may include, among other things, market conditions, the trading price of the Common Stock and determinations by the Company and its management as to the appropriate sources of funding for the Company’s business and operations.

Pursuant to the terms of the SEPA, from the Effective Date through and including the trading day following the expiration or termination of the SEPA, Yorkville and related parties are prohibited from engaging in any short sales of the Common Stock. In addition, the Investors will be subject to liability under the federal securities laws and must comply with the requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. With certain exceptions, Regulation M precludes the Investors, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

The SEPA will automatically terminate on the earliest to occur of (i) the 36-month anniversary of the Effective Date or (ii) the date on which Yorkville shall have made payment of Advances pursuant to the SEPA for shares of Common Stock equal to the Commitment Amount. The Company has the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to Yorkville, provided that (i) there are no outstanding Advance Notices for which shares of Common Stock need to be issued and (ii) the Company has paid all amounts owed to the Yorkville pursuant to the SEPA. The Company and Yorkville may also agree to terminate the SEPA by mutual written consent. Neither the Company nor Yorkville may assign or transfer our respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by the Company or Yorkville other than by an instrument in writing signed by both parties.

As consideration for Yorkville’s commitment to purchase the Common Stock pursuant to the SEPA, the Company agreed to pay Yorkville a commitment fee in an amount equal to 2% of the Commitment Amount (the “Commitment Fee”) which was satisfied by the issuance to Yorkville of an aggregate of 243,428 shares of Common Stock based on the price per share equal to the VWAP of the Common Stock on the trading day immediately prior to the Effective Date, or $1.2324.

Additional information concerning the SEPA is contained in our Current Report on Form 8-K filed with the SEC on November 21, 2025 and which is incorporated by reference herein.

Reasons for the Issuance and Factors to Consider

Under Nasdaq Listing Rule 5635(d), stockholder approval is required prior to certain issuances of common stock or securities convertible into or exchangeable for common stock at a price that is less than the lower of (i) the Nasdaq Official Closing Price immediately preceding the signing of the binding agreement or (ii) the average Nasdaq Official Closing Price of the common stock for the five trading days immediately preceding the signing of the binding agreement, if such issuance equals 20% or more of the common stock or voting power of the issuer outstanding before the transaction.

Until the Stock Issuance Proposal is approved by our stockholders, the Company may not sell and the Investors may not purchase, below the Minimum Price, more than an aggregate of 11,752,538 shares of Common Stock, which represents the Exchange Cap. The Exchange Cap does not apply to the extent that the Company’s stockholders have approved issuances in excess of the Exchange Cap. Stockholder approval of the Stock Issuance Proposal will constitute stockholder approval for purposes of Nasdaq Listing Rule 5635(d). The Company has agreed, pursuant to the PPA, to use its commercially reasonable efforts to solicit such stockholder approval.

Our board of directors has determined that the Agreements are in the best interests of us and our stockholders because the ability to issue shares of our Common Stock in excess of the Exchange Cap provides us with a reliable source of capital for working capital and general corporate purposes.

Effect on Current Stockholders

Upon stockholder approval of this Proposal One, the issuance of shares of Common Stock under the Agreements will not be subject to the Exchange Cap and such issuance of shares would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in the Common Stock. Because the number of shares of Common Stock that may be issued to the Investors pursuant to the Agreements is determined based on the price of the Common Stock at the time of issuance, the exact magnitude of the dilutive effect cannot be conclusively determined. However, the dilutive effect may be material to our current stockholders.

Consequences of Non-Approval

The failure of our stockholders to approve the Stock Issuance Proposal will prevent us from selling, at less than the Minimum Price, shares of Common Stock to the Investors in excess of the Exchange Cap. If the Stock Issuance Proposal is not approved, we will be limited in the amount of capital we can access pursuant to the Agreements. If we are unable to fully convert the outstanding balances of the Pre-Paid Advances into shares of our Common Stock, we will be required to repay such balances in cash, plus any accrued and unpaid interest (if any), and a 10% payment premium. This may impair our working capital and our ability to fund capital expenditures, operating expenses and the selective pursuit of business development opportunities, including continued clinical investment. Should the proposal fail to receive approval from the stockholders, the Company may be compelled to explore alternative financing options that are less advantageous and potentially more dilutive.

Vote Required for Approval

Approval of this Proposal One requires the affirmative vote of a majority of the number of votes cast “FOR” and “AGAINST” the proposal.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT BIOATLA STOCKHOLDERS VOTE “FOR” THIS PROPOSAL ONE TO APPROVE THE COMMON STOCK ISSUANCE IN EXCESS OF THE EXCHANGE CAP.

PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

Our Charter currently authorizes the Company to issue a total of 565,368,569 shares of capital stock, consisting of 350,000,000 shares of Common Stock, 15,368,569 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”), and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). On November 13, 2025, subject to stockholder approval, our board of directors approved an amendment to the Charter to, at the discretion of the board of directors, effect the Reverse Stock Split of our Common Stock at a ratio of between 1-for-5 to 1-for-20 (the “Range”) at any time prior to June 30, 2026. The exact ratio within such Range is to be determined by our board of directors at its discretion without further approval or authorization of our stockholders. The primary goal of the Reverse Stock Split is to enable us to regain compliance with the Minimum Bid Price Requirement for continued listing on The Nasdaq Capital Market by increasing the per share market price of our Common Stock and to enhance overall liquidity of the Common Stock by attracting new investors. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Exchange Act). The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.

If the Reverse Stock Split Proposal is approved by our stockholders and the Reverse Stock Split is effected, up to every twenty (20) shares of our outstanding Common Stock would be combined and reclassified into one (1) share of Common Stock.

The Reverse Stock Split, if effected, will not change the number of authorized shares of our Common Stock, Class B Common Stock or Preferred Stock, or the par value of our Common Stock, Class B Common Stock or Preferred Stock.

The actual timing for implementation of the Reverse Stock Split would be determined by the board of directors based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders but must be implemented by June 30, 2026. Notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the board of directors will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Stock Split. If the Reverse Stock Split Proposal is approved by our stockholders, the board of directors will make a determination as to whether effecting the Reverse Stock Split is in the best interests of the Company and its stockholders in light of, among other things, the per share price of the Common Stock immediately prior to the Reverse Stock Split and the expected stability of the per share price of the Common Stock following the Reverse Stock Split. If the board of directors determines that it is in the best interests of the Company and its stockholders to effect the Reverse Stock Split, it will determine the ratio of the Reverse Stock Split. For additional information concerning the factors the board of directors will consider in deciding whether to effect the Reverse Stock Split, see “-Determination of the Reverse Stock Split Ratio” and “-Board Discretion to Effect the Reverse Stock Split.”

The text of the proposed amendment to our Charter to effect the Reverse Stock Split is included as Annex A to this Proxy Statement (the “Reverse Stock Split Charter Amendment”). If the Reverse Stock Split Proposal is approved by our stockholders, we will have the authority to file the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing or the effective time set forth in the Reverse Stock Split Charter Amendment. The board of directors has determined that the amendment is advisable and in the best interests of the Company and its stockholders and has submitted the amendment for consideration by our stockholders at the Special Meeting.

Reasons for the Reverse Split and Factors to Consider

As disclosed in the Company’s Current Report on Form 8-K, filed with the SEC on September 22, 2025, the closing bid price for the Common Stock listed on Nasdaq has been trading below $1.00 for more than thirty (30)

consecutive trading days, and the Company therefore is not in compliance with the Minimum Bid Price Requirement. In order to maintain our listing on Nasdaq, the company must demonstrate compliance with the Minimum Bid Price Requirement on or before the Nasdaq Compliance Deadline, or February 2, 2026, or the Company will be delisted.

The Reverse Stock Split Proposal, if passed, is intended to increase our stock price to an amount that we expect will allow our Common Stock to stay trading above the $1.00 minimum threshold in the long term. If the Reverse Stock Split is successful and if we can maintain a trading price above $1.00 for at least ten (10) consecutive trading days, then we expect to be able to regain compliance with the Minimum Bid Price Requirement and maintain our listing on Nasdaq. The Board’s authority to implement the Reverse Stock Split is intended to extend beyond the Nasdaq Compliance Deadline in order to provide the Company with flexibility to ensure long-term compliance with the Minimum Bid Price Requirement. For example, in the event that the Company regains compliance with Minimum Bid Price Requirement prior to the Nasdaq Compliance Deadline, but then subsequently fall out of compliance again at a later date, the Company would then have the option to implement a Reverse Stock Split to regain compliance.

Maintaining our Nasdaq listing as a publicly listed company has numerous benefits to the Company, including to our ability to procure more financing for ongoing operations, our ability to further our business strategy and our ability to attract more investor and business partner interest, among others. The Company believes the Reverse Stock Split Proposal will enable the Company to improve trading liquidity by increasing the price per share of our Common Stock, which could enable a broader range of institutions to invest in our Common Stock. In particular, we believe many institutional traders are discouraged or prevented from investing in equity stocks with a price below a certain threshold, and having a stock price consistent with the stock prices contemplated by our Range will mitigate some of the risks that investors may associate with “penny-stock” trading levels, thereby potentially increasing marketability, trading volume and liquidity of our Common Stock. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. Many institutional investors also have policies against holding equity securities of companies that are not traded on a national exchange, and the Reverse Stock Split Proposal, if passed and executed successfully, should help to regain compliance with the Minimum Bid Price Requirement for continued listing on Nasdaq and help enable us to carry out our business plans with greater availability of shares of Common Stock. Greater interest in our Common Stock should also promote greater liquidity for our stockholders.

Risks Associated with the Reverse Stock Split

The Reverse Stock Split May Not Increase the Price of our Common Stock over the Long-Term.

As noted above, the purpose of the Reverse Stock Split is to help regain compliance with the Minimum Bid Price Requirement for continued listing on The Nasdaq Capital Market, as well as to increase the trading price of our Common Stock to enhance overall liquidity of the Common Stock by attracting new investors. However, the effect of the Reverse Stock Split on the market price of our Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish these objectives for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Common Stock will proportionally increase the market price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our Common Stock. The market price of our Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including our business and financial performance, general market conditions, and prospects for future success. Once we have effected the Reverse Stock Split, we must ensure that our stock price trades above $1.00 in the long term. Under a Nasdaq rule that was amended in January 2025, if the Company falls out of compliance with the Minimum Bid Price Requirement (i.e., our stock price falls below $1.00 for a period of thirty (30) consecutive trading days) within one year of the completion of a reverse stock split, then we will be immediately subject to delisting from Nasdaq and we will not be afforded another 180-day compliance period.

The Reverse Stock Split May Decrease the Liquidity of our Common Stock.

The board of directors believes that the Reverse Stock Split may result in an increase in the market price of our Common Stock, which could lead to increased interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for our Common Stock, particularly if the price per share of our Common Stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell.

If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Common Stock.

The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization.

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the Reverse Stock Split ratio, then the value of our Company, as measured by our market capitalization, may be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following the Reverse Stock Split.

Effects of the Reverse Stock Split

Effects of the Reverse Stock Split on Issued and Outstanding Shares.

If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of Common Stock by a Reverse Stock Split ratio of 1-for-5 to 1-for-20.

Accordingly, each of our stockholders will own fewer shares of Common Stock and as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in fractional shares in the Reverse Stock Split, which will be cashed out as described below. Therefore, voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of Common Stock will remain $0.0001.

As of the Record Date, approximately [●] shares of our Common Stock were outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-5, the number of issued and outstanding shares of Common Stock after the Reverse Stock Split would be approximately [●] shares.

Effects of the Reverse Stock Split on Currently Outstanding Warrants.

The Reverse Stock Split would effect a reduction in the number of shares of Common Stock issuable upon the exercise of our outstanding warrants exercisable for shares of Common Stock in proportion to the Reverse Stock Split ratio. The exercise price of outstanding warrants would increase in proportion to the Reverse Stock Split ratio. Furthermore, if the lowest volume weighted average price (“VWAP”) of the Common Stock during the eleven (11) trading days (the “Adjustment Period”) commencing five (5) trading days immediately preceding the Reverse Stock Split and ending five (5) trading days immediately following the Reverse Stock Split is less than the warrant’s adjusted exercise price, then the exercise price of the warrant will be reduced to match that lowest VWAP, as adjusted for the Reverse Stock Split. This adjustment is applied retroactively to the first trading day of the Adjustment Period.

Effects of the Reverse Stock Split on Outstanding Equity Awards and Plans.

If the Reverse Stock Split is effected, the terms of equity awards granted under our 2020 Equity Incentive Plan, as amended (“EIP”), and 2020 Employee Stock Purchase Plan, as amended (“ESPP”, and together with the EIP, the “Equity Plans”), and share-based commitments, including the per share exercise price of options, the number of shares issuable under such options and stock price thresholds, will be proportionally adjusted to maintain their economic value, subject to adjustments for any fractional shares as described herein. In addition, the total number of shares of Common Stock that may be the subject of future grants under the Equity Plans, as well as any plan limits on the size of such grants, will be adjusted and proportionately decreased as a result of the Reverse Stock Split.

Effects of the Reverse Stock Split on Voting Rights.

Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). For example, a holder of 1% of the voting power of the outstanding Common Stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding Common Stock after the Reverse Stock Split (other than as a result of the treatment of fractional shares).

Effects of the Reverse Stock Split on Regulatory Matters.

We are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect our obligation to publicly file financial and other information with the SEC.

Effects of the Reverse Stock Split on Authorized Share Capital.

The total number of shares of capital stock that we are authorized to issue will not be affected by the Reverse Stock Split and will remain at 565,368,569 shares, consisting of 350,000,000 shares of Common Stock, 15,368,569 shares of Class B Common Stock and 200,000,000 shares of Preferred Stock.

Effects of the Reverse Stock Split on the Number of Shares of Common Stock Available for Future Issuance.

By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, the Reverse Stock Split will increase the number of authorized but unissued shares. The board of directors believes the increase is appropriate for flexibility in carrying out our business plan and strategies, as discussed above. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.

Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving us an effective increase in the authorized shares available for issuance. The board of directors from time to time may deem it to be in the best interests of the Company to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. If the board of directors authorizes the issuance of additional shares subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.

Treatment of Fractional Shares in the Reverse Stock Split

No fractional shares will be issued in connection with the Reverse Stock Split.

Stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the closing price of our Common Stock on The Nasdaq Capital Market on the date on which the effective time of the Reverse Stock Split occurs. Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

With respect to awards granted the Equity Plans, the number of shares of Common Stock issuable thereunder will be rounded down to the nearest whole share of Common Stock, in order to comply with the requirements of Sections 409A and 424 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

Determination of the Reverse Stock Split Ratio

The board of directors believes that stockholder approval of a range of potential Reverse Stock Split ratios is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our board of directors will be not more than 1-for-20.

The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:

•	our ability to maintain the listing of our Common Stock on The Nasdaq Capital Market;

•	the per share price of our Common Stock immediately prior to the Reverse Stock Split;

•	the expected stability of the per share price of our Common Stock following the Reverse Stock Split;

•	the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our Common Stock;

•	prevailing market conditions;

•	general economic conditions in our industry; and

•	our market capitalization before and after the Reverse Stock Split.

We believe that granting our board of directors the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the board of directors chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Board Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split will only be effected upon a determination by the board of directors, in its sole discretion, that filing the Reverse Stock Split Charter Amendment to effect the Reverse Stock Split is in the best interests of our Company and stockholders. This determination by the board of directors will be based upon a variety of factors, including those discussed under “-Determination of the Reverse Stock Split Ratio” above.

Effective Time of the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split would become effective, if at all, when the Reverse Stock Split Charter Amendment is filed with the office of the Secretary of State of the State of Delaware or at the effective time set forth in the Reverse Stock Split Charter Amendment. However, notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the board of directors will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Stock Split; provided, however, the implementation of such amendment shall be before [●], 2026.

Effect on Registered “Book-Entry” Holders of Common Stock

Holders of Common Stock may hold some or all of their Common Stock electronically in book-entry form (“street name”) under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts. If you hold registered Common Stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.

Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Regulatory Approvals

The Reverse Stock Split will not be consummated, if at all, until after approval of our stockholders is obtained. We are not obligated to obtain any governmental approvals or comply with any state or federal regulations in order to effect the Reverse Stock Split other than the filing of the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware.

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of our Common Stock will remain unchanged at $0.0001. Accordingly, on the effective date of the Reverse Stock Split, the stated capital on our consolidated balance sheets attributable to our Common Stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders

The following discussion is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split applicable to U.S. holders (as defined below). This discussion does not purport to be a complete analysis of all potential tax consequences that may be relevant to a U.S. holder. The effects of U.S. federal tax laws other than U.S. federal income tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. holder. We have not sought and do not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the Reverse Stock Split. Furthermore, no opinion of counsel has been or will be rendered with respect to the tax consequences of the Reverse Stock Split.

This discussion is limited to U.S. holders that hold Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. holder’s particular circumstances, including the impact of the alternative minimum tax, the rules related to “qualified small business stock” within the meaning of Section 1202 of the Code or the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the U.S.;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	persons holding Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell Common Stock under the constructive sale provisions of the Code;

•

persons who hold shares of Common Stock which, for U.S. federal tax purposes, are considered to be subject to a substantial risk of forfeiture and/or who otherwise have been issued shares of Common Stock in connection with the performance of services.

•	persons required to accelerate the recognition of any item of gross income with respect Common Stock as a result of such income being recognized on an applicable financial statement; or

•	persons who hold or received Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and tax-qualified retirement plans.

For purposes of this discussion, “U.S. holder” is a beneficial owner of Company Stock that for U.S. federal income tax purposes is:

•	An individual who is a citizen or resident of the U.S., as determined for U.S. federal income tax purposes;

•	A corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S. or any state thereof or the District of Columbia;

•

A trust, the substantial decisions of which are controlled by one or more U.S. persons and which is subject to the primary supervision of a U.S. court, or a trust that has validly elected under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes; or

•	An estate that is subject to U.S. federal income tax on its income regardless of source.

If an entity treated as a partnership for U.S. federal income tax purposes holds Common Stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. holder of Common Stock generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of Common Stock, as discussed below. A U.S. holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of the Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of Common Stock), and such U.S. holder’s holding period in the shares Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Cash in Lieu of Fractional Shares

A U.S. holder of Common Stock that receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split is expected to recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis allocable to such fractional share of Common Stock. Any such capital gain or loss should be long-term capital gain or loss if the U.S. holder’s holding period in the fractional share of Common Stock surrendered is greater than one year as of the effective date of the Reverse Stock Split.

Information Reporting and Backup Withholding

A U.S. holder of Common Stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. holders of Common Stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Interests of Certain Persons

In considering whether to approve Proposal Two, BioAtla stockholders should be aware that aside from their interests as stockholders, our directors, our Chief Executive Officer and Chairman of the Board, Jay M. Short, our Chief Financial Officer, Richard A. Waldron, our Chief Medical Officer, Eric Sievers, and our Chief Accounting Officer, Controller and Corporate Secretary, Christian Vasquez, have an interest in Proposal Two that is different from, or in addition to, those of other BioAtla stockholders generally because as employees of BioAtla, they would benefit from shares of Common Stock that could be issued pursuant to equity awards as a result of the increase in the number of authorized shares of Common Stock. BioAtla stockholders should take these interests into account in deciding whether to approve Proposal Two.

Effect of Approval

Approval of this Proposal Two will constitute approval of a new Section D of Article IV of the Charter, attached hereto as Annex A. If this Reverse Stock Split Proposal is approved, the Company intends to file the amendment to the existing Charter with the Secretary of State of the State of Delaware, and this Reverse Stock Split Proposal will become effective at the time of that filing. However, as discussed above, the Reverse Stock Split will only be effected upon a determination by the board of directors, in its sole discretion, that filing the Reverse Stock Split Charter Amendment to effect the Reverse Stock Split is in the best interests of our Company and stockholders. All stockholders are encouraged to read the amendment to the existing Charter in its entirety as set forth in Annex A.

Vote Required for Approval

Approval of this Proposal Two requires the affirmative vote of a two-thirds (2/3) of the shares of our Common Stock outstanding on the Record Date.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT BIOATLA STOCKHOLDERS VOTE “FOR” THIS PROPOSAL TWO TO APPROVE THE AMENDMENT OF THE EXISTING CHARTER TO EFFECT THE REVERSE STOCK SPLIT.

PROPOSAL THREE: ADJOURNMENT OF SPECIAL MEETING

General

If the Company fails to receive a sufficient number of votes to approve Proposal One or Proposal Two presented at the Special Meeting, the Company may propose to adjourn the Special Meeting, if a quorum is present, for a period of not more than 30 days for the purpose of soliciting additional proxies to approve the other proposals.

Proposal Three will only be presented if there is a quorum and there are not enough votes at the time of the Special Meeting to approve Proposal One or Proposal Two.

Vote Required for Approval

Approval will be obtained if the proposal receives the affirmative vote of a majority of the voting power of shares of our Common Stock entitled to vote that are present in person or represented by proxy at the meeting and are voted “FOR” and “AGAINST” the proposal.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL THREE TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL ONE OR PROPOSAL TWO.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of November 10, 2025 by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock;

•	each of our directors; and

•

each of our named executive officers; and beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. Shares of our Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of November 10, 2025 and shares issuable upon the settlement of restricted stock units that will vest within 60 days of November 10, 2025 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or restricted stock units for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our Common Stock is based on 58,792,088 shares of our Common Stock outstanding and 0 shares of Class B Common Stock outstanding on November 10, 2025. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o BioAtla, Inc., 11085 Torreyana Road, San Diego, California 92121.

Name of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Shares Beneficially Owned (%)
Highbridge Capital Management, LLC(1)	4,839,579	8.23%
Anson Funds Management LP(2)	4,839,579	8.23%
Acorn Bioventures, L.P.(3)	4,835,111	8.22%
Named Executive Officers and Directors
Mary Ann Gray, Ph.D.	136,204	*
Sylvia McBrinn	130,240	*
Susan Moran, M.D.	111,114	*
Eric Sievers, M.D.(4)	477,795	*
Jay M. Short, Ph.D.(5)	4,122,790	6.98%
Scott Smith(6)	937,013	1.58%
Lawrence Steinman, M.D.	137,266	*
Richard A. Waldron(7)	462,071	*
Edward Williams	131,700	*
All executive officers and directors as a group (10 persons)(8)	6,948,740	11.77%

*	Represents beneficial ownership of less than one percent of the outstanding shares of our Common Stock.
(1)

Based on information contained in a Schedule 13G/A filed with the SEC on April 25, 2025. The amount of Common Stock beneficially owned includes 4,839,579 shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days of November 10, 2025. The warrants held by this shareholder include provisions that limit the exercise thereof to the extent such exercise would cause the holder, together with its affiliates and any other person acting together with it and its affiliates, to beneficially own a number of shares of Common Stock that would exceed 9.99% of our then-outstanding Common Stock immediately after giving effect to such exercise. The address of such entity is 277 Park Avenue, 23rd Floor, New York, New York 10172.

(2)

The amount of Common Stock beneficially owned represents 4,839,579 shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days of November 10, 2025. The warrants held by this shareholder include provisions that limit the exercise thereof to the extent such exercise would cause the holder, together with its affiliates and any other person acting together with it and its affiliates, to beneficially own a number of shares of Common Stock that would exceed 9.99% of our then-outstanding Common Stock immediately after giving effect to such exercise. The address of such entity is 16000 Dallas Parkway, Suite 800, Dallas, TX 75248.

(3)

Based on information contained in a Schedule 13G/A filed with the SEC on May 20, 2025, consisting of (i) 2,162,205 shares of Common Stock held by Acorn Bioventures, L.P. (“Acorn”) and (ii) 2,672,906 shares of Common Stock held by Acorn Bioventures 2, L.P. (“Acorn 2”). Acorn Capital Advisors GP, LLC (“Acorn GP”) is the sole general partner of Acorn and may be deemed to beneficially own the shares of Common Stock beneficially owned by Acorn. Acorn Capital Advisors GP 2, LLC (“Acorn GP 2”) is the sole general partner of Acorn 2 and may be deemed to beneficially own the shares of Common Stock beneficially owned by Acorn 2. Anders Hove is the manager of Acorn GP and Acorn GP 2 and may be deemed to beneficially own the shares of Common Stock beneficially owned by Acorn and Acorn 2. These address of these entities and Mr. Hove is 420 Lexington Avenue, Suite 2626, New York, New York 10170.

(4)

Includes (i) 7,625 shares of Common Stock that are issuable upon vesting of restricted stock units within 60 days of November 10, 2025 and (ii) 15,084 shares of Common Stock that are issuable upon exercise of outstanding options within 60 days of November 10, 2025.

(5)

Includes (i) 2,243,678 shares held by Dr. Short, which includes (a) 26,062 shares of Common Stock that are issuable upon vesting of restricted stock units within 60 days of November 10, 2025 and (b) 49,459 shares of Common Stock that are issuable upon exercise of outstanding options within 60 days of November 10, 2025; (ii) 258,727 shares held by Jay M. Short 2020 Irrevocable Gift Trust, which Dr. Short is the trustee of and holds sole voting and dispositive power with respect to the shares; (iii) 793,547 shares held by Carolyn Anderson Short, Dr. Short’s spouse, as to which Dr. Short disclaims beneficial ownership, except to the extent of his pecuniary interest therein, if any; (iv) 258,727 shares held by Carolyn Short 2020 Irrevocable Gift Trust, as to which Dr. Short disclaims beneficial ownership, except to the extent of his pecuniary interest therein, if any; (v) 302,324 shares held by Capia IP, LLC, which Carolyn Anderson Short is the managing member of and as to which Dr. Short disclaims beneficial ownership, except to the extent of his pecuniary interest therein; and (vi) 50 shares held by Himalaya Parent LLC, which Dr. Short and Carolyn Anderson Short are the managers of and as to which Dr. Short disclaims beneficial ownership of except to the extent of his pecuniary interest therein.

(6)

Includes 22,918 shares of Common Stock that are issuable upon exercise of outstanding options within 60 days of November 10, 2025. Mr. Smith resigned as President of the Company effective as of February 27, 2023.

(7)

Includes (i) 6,625 shares of Common Stock that are issuable upon vesting of restricted stock units within 60 days of November 10, 2025 and (ii) 13,542 shares of Common Stock that are issuable upon exercise of outstanding options within 60 days of November 10, 2025.

(8)

Includes (i) 11,172 shares of Common Stock that are issuable upon vesting of restricted stock units within 60 days of November 10, 2025 and (ii) 15,495 shares of Common Stock that are issuable upon exercise of outstanding options within 60 days of November 10, 2025 held by all our executive officers and directors as a group.

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

Requirements for Stockholder Proposals to be considered for inclusion in our proxy materials for our 2026 Annual Meeting

Our amended and restated bylaws provide that stockholders may present proposals, including director nominations, for inclusion in our proxy statement by submitting their proposals in writing to the attention of our Corporate Secretary at our principal executive office via the delivery methods specified in our amended and restated bylaws. To be timely and considered for inclusion in our proxy materials, such proposals must comply in all respects with our amended and restated bylaws. Our current principal executive office is located at 11085 Torreyana Road, San Diego, California 92121. The facsimile number and the e-mail address of our Corporate Secretary are (858) 558-0709 and cvasquez@bioatla.com. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act, and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. In order to be included in the proxy statement for our 2026 Annual Meeting, stockholder proposals must be received by our Corporate Secretary no later than January 2, 2026, 120 calendar days before the release date of the proxy statement to stockholders for the preceding year’s annual meeting and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

Requirements for Stockholder Nomination of Director Candidates and Stockholder Proposals to be presented at our 2026 Annual Meeting

Our amended and restated bylaws provide that stockholders may present proposals to be considered at an annual meeting by providing timely notice to our Corporate Secretary at our principal executive office. To be timely for our 2026 Annual Meeting, our Corporate Secretary must receive the written notice at our principal executive office:

•	not earlier than the close of business on February 13, 2025, and

•	not later than the close of business on March 15, 2025.

If we hold our 2026 annual meeting of stockholders more than 30 days before or more than 60 days after June 18, 2026 (the one-year anniversary date of the Annual Meeting), then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by our Corporate Secretary at our principal executive office not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made.

A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our amended and restated bylaws. If a stockholder who has notified BioAtla of such stockholder’s intention to present a proposal at an annual meeting does not appear to present such stockholder’s proposal at such meeting, BioAtla does not need to present the proposal for vote at such meeting.

In addition, stockholders who intend to solicit proxies in support of director nominees other than those nominees nominated by the Company must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

OTHER MATTERS

Our board of directors does not presently intend to bring any other business before the Special Meeting and, so far as is known to our board of directors, no matters are to be brought before the Special Meeting except as specified in this Proxy Statement and accompanying proxy card. As to any business that may arise and properly come before the Special Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors,

Jay M. Short, Ph.D.
Co-founder, Chief Executive Officer and Chairman of the Board of Directors
San Diego, California
[●], 2025

ANNEX A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BIOATLA, INC.

BioAtla, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

ONE: The name of the Corporation is BioAtla, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on July 13, 2020. The Amended and Restated Certificate of Incorporation of the Corporation (the “Amended and Restated Certificate of Incorporation”) was originally filed with the Secretary of State on December 18, 2020.

TWO: Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Amended and Restated Certificate of Incorporation (the “Charter”).

THREE: This Certificate of Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

FOUR: Upon this Certificate of Amendment becoming effective, the Charter is hereby amended as follows:

ARTICLE IV of the Charter is hereby amended by adding the following new paragraph at the end of such article:

“D. Reverse Stock Split. Effective at [ ] p.m. Pacific Time, on [ ], 2026 (the “2026 Split Effective Time”), every [ ] ([ ]) share of Common Stock issued and outstanding or held by the Corporation as treasury shares as of the 2026 Split Effective Time shall automatically, and without action on the part of the stockholders, be combined, reclassified and changed into one (1) validly issued, fully paid and non-assessable share of Common Stock without effecting a change to the par value per share of common stock, subject to the treatment of fractional interests as described below (the “2026 Reverse Split”). Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the combination effected by the preceding sentence. Stockholders of record who otherwise would be entitled to receive fractional shares in connection with such combination will instead be entitled to receive, in lieu of such fractional shares, an amount in cash equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock on The Nasdaq Capital Market on the date on which the 2026 Split Effective Time occurs. As of the 2026 Split Effective Time and thereafter, a certificate(s) representing shares of Common Stock prior to the 2026 Reverse Split is deemed to represent the number of post-2026 Reverse Split shares into which the pre-2026 Reverse Split shares were reclassified and combined. The 2026 Reverse Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock of the Corporation and all references to such Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Common Stock shall be deemed to be references to the Common Stock or options or rights to purchase or acquire shares of Common Stock, as the case may be, after giving effect to the 2026 Reverse Split.”

FIVE: This Certificate of Amendment shall become effective at [ ] p.m. Pacific Time, on [ ], 2026.

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this [ ] day of [ ], 2026.

BIOATLA, INC.
By:
Jay M. Short, Ph.D.
Co-founder, Chief Executive Officer and Chairman of the Board of Directors

A-2

PROXY VOTING INSTRUCTIONS
Please have your 11-digit control number ready when voting by Internet or Telephone.
Vote Your Proxy on the Internet:
Go to https://AALvote.com/BCAB
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote Your Proxy by Phone:
Call 1-866-804-9616
NAME & ADDRESS HERE	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

Vote Your Proxy by Mail:
Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided.
Scan QR Code for Digital Voting

As a stockholder of BioAtla, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by [TIME] PST on [•].

CONTROL NUMBER

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

BIOATLA, INC.

SPECIAL MEETING OF STOCKHOLDERS

[DATE] AT [TIME] PST

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF BIOATLA, INC.

The stockholder(s) hereby appoint(s) Jay M. Short, Ph.D. and Richard A. Waldron, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BioAtla, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [•] a.m. PST on [•], and any adjournment or postponement thereof. The Special Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at http://viewproxy.com/BCAB/2025/htype.asp by 11:59 p.m. PST on [•]. On the day of the Special Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmations. Further instructions on how to attend and vote at the Special Meeting of Stockholders are contained in the Proxy Statement in the section titled “Questions and Answers About the Meeting.”

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Signature
Date
Title
Signature (Joint Owners)
CONTROL NUMBER

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company, or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person.

Address Change: (If you noted any Address Changes above, please mark box.) ☐

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to be held on [DATE]:

The Proxy Statement is available at:

https://web.viewproxy.com/BCAB

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted in accordance with the Board of Directors’ recommendations.

The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3. Please mark your votes like this ☒

1. Approve the potential issuance of 20% or more of the aggregate number of our common stock, par value $0.0001 per share (“Common Stock”), issued and outstanding as of November 20, 2025 pursuant to the Pre-Paid Advance Agreements, dated November 20, 2025, by and between BioAtla, Inc. and each of YA II PN, Ltd., a Cayman Islands exempt limited company (“Yorkville”), Anson Investments Master Fund LP and Anson East Master Fund LP, and the Standby Equity Purchase Agreement, dated November 20, 2025, by and between BioAtla, Inc. and Yorkville, pursuant to Nasdaq Listing Rule 5635(d).

2. Approve an amendment to our Amended and Restated Certificate of Incorporation to, at the discretion of our board of directors, effect a reverse stock split with respect to our issued and outstanding Common Stock, at any time prior to June 30, 2026, at a ratio of 1-for-5 to 1-for-20 (the “Range”), with the ratio within such Range to be determined at the discretion of our board of directors without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”).

FOR ☐ AGAINST ☐ ABSTAIN ☐
FOR ☐ AGAINST ☐ ABSTAIN ☐

3. Authorize an adjournment or adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Stock Issuance Proposal or the Reverse Stock Split Proposal.

FOR ☐ AGAINST ☐ ABSTAIN ☐